SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials(1)

☐ Soliciting Material under §240.14a-12

INTER-TEL (DELAWARE), INCORPORATED
(Name of Registrant as Specified In Its Charter)

STEVEN G. MIHAYLO

SUMMIT GROWTH MANAGEMENT LLC

THE STEVEN G. MIHAYLO TRUST

(Name of Person(s) Filing Proxy Statementif other than the Registrant)

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Steven G. Mihaylo (“Mr. Mihaylo”) has filed a definitive proxy statement with respect to a special meeting of stockholders (the “Special Meeting”) of Inter-Tel (Delaware), Incorporated (“Inter-Tel”) currently scheduled for August 2, 2007 to vote on the adoption of an Agreement and Plan of Merger dated as of April 26, 2007, by and among Inter-Tel, Mitel Networks Corporation and Arsenal Acquisition Corporation. Mr. Mihaylo has also filed a preliminary proxy statement with respect to the 2007 annual meeting of stockholders of Inter-Tel. This filing is being made with respect to Mr. Mihaylo’s proxy materials for the Special Meeting.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date filed:

On July 13, 2007, Steven G. Mihaylo issued the following press release:

Mihaylo Condemns Vote Postponements and Asserts Board’s Negative Outlook for Inter-Tel is Misguided

Continues to Urge Stockholders to Remain Resolute Against Mitel Buyout

TEMPE, AZ – July 13, 2007 – In a letter sent to stockholders today, Steven G. Mihaylo, founder and former Chief Executive Officer of Inter-Tel (Delaware), Incorporated (NasdaqNM: INTL - News) denounced the Board’s repeated postponement of the stockholder vote on the proposed Mitel Merger calling the Board’s tactics a ploy to trigger panic among stockholders. Mihaylo assured stockholders that in his view nothing has changed in recent weeks that should cause stockholders to reassess their valuation of the Company and the Mitel transaction.

The full text of the letter follows:

STEVEN G. MIHAYLO

P.O. Box 19790

Reno, Nevada 89511

July 13, 2007

Dear Fellow Inter-Tel Shareholder,

I am writing in response to the Board’s most recent postponements and its press releases that are laden with what I view as the Board’s pessimistic outlook for the Company – a ploy designed to scare those stockholders who had voted AGAINST the Mitel Merger prior to the Special Committee’s initial decision to postpone the vote on the Mitel deal. Furthermore, I wanted to reaffirm to you my commitment to pursue my recapitalization alternative, and to shed further light on my plans for a realistic path towards implementation of the recapitalization.

With respect to the repeated delays in allowing you to express your wishes regarding the Mitel deal, as I read the Board’s press releases, the Board suggests that the late mailing of my proxy statement, the alleged change in the conditions in the debt capital markets and the Company’s revenue results necessitate a reevaluation of the Mitel deal. I believe that over the past few months, given the substantial public attention elicited by this transaction, stockholders have had sufficient time and information to evaluate the deal thoroughly and should have been permitted to determine the fate of their investment on the original meeting date. I urge you to scrutinize the Company’s arguments using common sense and prudent business judgment, and I am confident that you will agree with me that nothing has changed that should affect your valuation of the Company or the Mitel offer.

The facts as I see them are fairly simple: there was no auction process conducted that may have elicited a higher bid and the value proposed by Mitel does not reflect the inherent value of the Company in which you invested, nor is the meager 7.6% one-day offer premium sufficient. Let me be clear, I am not opposed to a sale of the Company and if Mitel or another bidder offers what I believe is a fair price I will gladly support it.

Consider the following:

•

the Company has other standalone alternatives as it continues to maintain a competitive product line which, in my view, under the right management team and go-to-market strategy, is poised for substantial future growth;

•

RBC Capital Markets, my financing source with respect to the recapitalization alternative, has assured me that the current events in the debt markets will not impede the execution of its committed financing, and that view remains unchanged after being made aware of the Company’s second quarter revenue results; and

•

I remain committed to only tender my shares in my proposed recapitalization if the tender is undersubscribed – this is not an attempt to increase my voting percentage as it has been characterized by the Company, but rather a sign of my confidence in the value creation opportunity available to all stockholders via the recapitalization.

Regarding the Board’s decision yesterday to postpone the Special Meeting a second time, I wish to inform you that I objected to the decision on numerous grounds. As I have stated before, I firmly believe the Special Committee’s decision to reset the record date given changes in the shareholder base since the original record date is inappropriate as shareholder base changes occur in every public merger and these types of meetings are rarely rescheduled – let alone for the reasons offered by the Board. I can only conclude that this is a blatant delay tactic employed by the Board to make a last ditch effort to gain support for the product of a flawed process.

With respect to my plans for a realistic path towards implementation of the recapitalization alternative to the Mitel transaction, on July 2, 2007 I submitted a letter to the Board in which I expressed that “I am conflicted by my confidence in the Company’s potential for growth and competitiveness, and my concern as to whether the Company’s current leadership has the vision and direction to achieve these ends.” With that in mind, and in an effort to reach a compromise with the Board to avoid another proxy contest with respect to the 2007 Annual Meeting of Stockholders, I set forth a number of proposals designed to protect my investment and yours. Without addressing the specifics raised in my letter, the Special Committee responded by dismissing my proposals across the board.

Given the Board’s unwillingness to address my specific proposals or to negotiate a mutually acceptable alternative, if stockholders vote down the Mitel Merger at the August 2 Special Meeting, I intend to nominate a slate of independent directors to replace a majority of the current independent directors on the Board (other than myself and my two current nominees on the Board), who I believe will be open to implementing my recapitalization to return value to you in the absence of a superior alternative. In the next several weeks, I intend to mail you a proxy statement with respect to the 2007 Annual Meeting setting forth additional information about my nominees to the Board as well as a Gold proxy card to enable you to vote in favor of my proposed reconstituted Board.

Finally, while I remind stockholders that the vote on August 2 is not a vote on my recapitalization alternative, for those stockholders who may have concerns regarding the feasibility of a recapitalization under the Company’s current leadership, I am hopeful that this letter will allay any concerns regarding its viability.

I urge stockholders who have already voted AGAINST the merger to remain resolute and join me in pursuing a path forward for the Company. If you have not yet voted, I encourage you to join me in voting AGAINST the merger on the enclosed GREEN proxy card.

Very Truly Yours,

/s/ Steven G. Mihaylo
STEVEN G. MIHAYLO

PLEASE VOTE TODAY

If you have any questions or need assistance in voting your GREEN proxy card, please call:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Participant Legend

Stockholders are advised to read the proxy statement and other documents related to the solicitation of proxies filed by Steven G. Mihaylo for use at the 2007 Annual Meeting of Stockholders because they contain important information. The preliminary proxy statement was filed on March 30, 2007, and along with other relevant documents, is available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting MacKenzie Partners, Inc. by telephone at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com. Information relating to the participants in the solicitation of proxies by Mr. Mihaylo is contained in the preliminary proxy statement filed by Mr. Mihaylo with the Securities and Exchange Commission, as amended and supplemented by proxy materials filed by Mr. Mihaylo with the SEC on July 11, 2007, and can be obtained as described above. Mr. Mihaylo intends to file a revised preliminary proxy statement which will contain additional information about the participants and Mr. Mihaylo’s solicitation.

Media Contact:

Sitrick And Company

John Lippman or Camilo Pereira

(310) 788-2850

Investor Contact:

MacKenzie Partners

Dan Burch or Amy Bilbija

(212) 929-5500

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